UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2013

Morgans Hotel Group Co.

(Exact name of registrant as specified in its charter)

Delaware	001-33738	16-1736884
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

475 Tenth Avenue New York, NY	10018
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 277-4100

Not applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

On October 3, 2013, Morgans Hotel Group Co. (the “Company”) issued 439,310 shares of common stock, par value $0.01 per share (the “Common Stock”), to NorthStar Capital Investment Corp., in exchange for 439,310 non-managing member units in Morgans Group LLC (the “Non-Managing Member Units”). The Non-Managing Member Units were tendered to the Company for redemption in accordance with the terms and provisions of the Amended and Restated Limited Liability Company Agreement of Morgans Group LLC, as amended. The Common Stock was issued in a private transaction exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended. This issuance, combined with the previous issuance of 439,309 shares of Common Stock on September 27, 2013, brings the total number of shares issued to NorthStar Capital Investment Corp. upon redemption of Non-Managing Member Units to 878,619 shares. These 878,619 shares are included in the 954,065 shares, the resale of which is registered pursuant to the Company’s Registration Statement on Form S-3 filed on September 4, 2013 and the Prospectus Supplement, dated September 25, 2013, included therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORGANS HOTEL GROUP CO.

Date: October 3, 2013	By:	/s/ Richard Szymanski
Richard Szymanski
Chief Financial Officer